Exhibit 10.19

                      COMMERCIAL LEASE AND DEPOSIT RECEIPT

AGENCY RELATIONSHIP CONFIRMATION. The following agency relationship is hereby confirmed for this transaction and supersedes any prior agency election:

         LISTING AGENT:____________________________ is the agent of (check one):
                             (Print Firm Name)

[ ] the Lessor exclusively; or [ ] both the Lessee and the Lessor.

         LEASING  AGENT:  Richardson  Properties (if not the same as the Listing
                          ----------------------
                          (Print Firm Name)
Agent) is the agent of (check one):


[ ] the Lessee exclusively; or [ ] the Lessor exclusively; or [ ] both the Lessee and the Lessor.

Note: This confirmation DOES NOT take the place of the AGENCY DISCLOSURE form which may be required by law.

RECEIVED FROM AmeriComUSA, hereinafter referred to as LESSEE, the sum of $13,500.00 (Thirteen thousand five hundred dollars), evidenced by check, as a deposit which will belong to Lessor and will be applied as follows:

                                                                                                       Balance Due
                                                                                                        Prior to
                                                                       Total           Received         Occupancy
                                                                       -----           --------         ---------

Rent for the period from 1/1/2000 to 1/31/2000.............          $  6,000.00       $  6,000.00      $      0
Security deposit (not applicable toward last
month's rent)..............................................          $         0       $         0      $      0
Other......................................................          $  7,500.00       $  7,500.00      $      0
TOTAL......................................................          $ 13,500.00        $13,500.00      $      0

In the event this Lease is not accepted by the Lessor within 5 days, the total deposit received will be refunded.

Lessee offers to lease from Lessor the premises situated in the City of Unincorporated San Luis Obispo, County of San Luis Obispo, State of California, described as 2nd floor offices located at 825 Buckley Rd., consisting of approximately 5,000 square feet, upon the following terms and conditions:

1. TERM. The term will commence on (date) January 1, 2000, and end on (date) September 30, 2000.

2. RENT. The total rent will be $63,000.00, payable at $ [see par. 38] per month (based on first year's rates) payable on the 1st day of each month. All rents will be paid to Lessor or his or her authorized agent, at the following address 825 Buckley Rd. San Luis Obispo, or at such other places as may be designated by Lessor from time to time. In the event rent is not paid within 5 days after due date, Lessee agrees to pay a late charge of $ 5% plus interest at __% per annum on the delinquent amount. Lessee further agrees to pay $__________ for each dishonored bank check. The late charge period is not a grace period, and Lessor is entitled to make written demand for any rent if not paid when due.

3. USE. The premises are to be used for the operation of computer internet web design and advertising. ____________________________ and for no other purpose, without prior written consent of Lessor, Lessee will not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

4. USES PROHIBITED. Lessee will not use any portion of the premises for purposes other than those specified. No use will be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering the property. Lessee will not conduct or permit any sale by auction on the premises.

5. ASSIGNMENT AND SUBLETTING. Lessee will not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which will not be unreasonably withheld. Any such assignment or subletting without consent will be void and, at the option of the Lessor, will terminate this Lease.

6. ORDINANCES AND STATUTES. Lessee will comply with all statutes, ordinances, and requirements of all municipal, state and federal authorities now in force, or which may later be in force, regarding the use of the premises. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises will, at the option of the Lessor, be deemed a breach of this Lease.

7. MAINTENANCE, REPAIRS, ALTERATIONS. Unless otherwise indicated, Lessee acknowledges that the premises are in good order and repair. Lessee will, at his or her own expense, maintain the premises in a good and safe condition, including plate glass, electrical wiring, plumbing and heating and air conditioning installations, and any other system or equipment. The premises will be surrendered, at termination of the Lease, in as goo condition as received, normal wear and tear excepted. Lessee will be responsible for all repairs required, except the following which will be maintained by Lessor: roof, exterior walls, structural foundations (including any retrofitting required by governmental authorities) and:
     _________________________________________.  Lessee  |_| will,  |X| will not
     maintain the property adjacent to the premises, such as sidewalks, driveways, lawns, and shrubbery, which would otherwise be maintained by Lessor.

                  No improvement or alteration of the premises will be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alteration, Lessee will give Lessor at least two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens.

8. ENTRY AND INSPECTION. Lessee will permit Lessor or Lessor's agents to enter the premises at reasonable times and upon reasonable notice for the purpose of inspecting the premises, and will permit Lessor, at any time within sixty (60) days prior to the expiration of this Lease, to place upon the premises any usual "For Lease" signs, and permit persons desiring to lease the premises to inspect the premises at reasonable times.

9. INDEMNIFICATION OF LESSOR. Lessor will not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the premises. Lessee agrees to hold Lessor harmless from any claims for damages arising out of Lessee's use of the premises, and to indemnify Lessor for any expense incurred by Lessor in defending any such claims.

10. POSSESSION. If Lessor is unable to deliver possession of the premises at the commencement date set forth above, Lessor will not be liable for any damage caused by the delay, nor will this Lease be void or voidable, but Lessee will not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession is not delivered within 7 days of the commencement term in Item 1.

11. LESSEE'S INSURANCE. Lessee, at his or her expense, will maintain plate glass, public liability, and property damage insurance insuring Lessee and
     Lessor        with        minimum        coverage        as        follows:
     _________________________________________.  Lessee will provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The policy will require ten (10) day's written notice to lessor prior to cancellation or material change of coverage.

12. LESSOR'S INSURANCE. Lessor will maintain hazard insurance covering one hundred percent (100%) actual cash value of the improvements throughout the Lease term. lessor's insurance will not insure Lessee's personal property, leasehold improvements, or trade fixtures.

13. SUBROGATION. To the maximum extent permitted by insurance policies which may be owned by the parties, Lessor and Lessee waive any and all rights of subrogation against each other which might otherwise exist.

14. UTILITIES. Lessee agrees that he or she will be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises, except refer to additional terms on page 4 par. 38.

15. SIGNS. Lessee will not place, maintain, nor permit any sign or awning on any exterior door, wall, or window of the premises without the express written consent of Lessor, which will not be unreasonably withheld, and of appropriate governmental authorities.

16. ABANDONMENT OF PREMISES. Lessee will not vacate or abandon the premises at any time during the term of this Lease. If Lessee does abandon or vacate the premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left on the premises will be deemed to be abandoned, at the option of Lessor.

17. CONDEMNATION. If any part of the premises is condemned for public use, and a part remains which is susceptible of occupation by Lessee, this Lease will, as to the part taken, terminate as of the date the condemnor acquires possession. Lessee will be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided, however, that either party may, at his or her option, terminate this Lease as of the date the condemnor acquires possession. In the event that the premises are condemned in whole, or the remainder is not susceptible for use by the Lessee, this Lease will terminate upon the date which the condemnor acquires possession. All sums which may be payable on account of any condemnation will belong solely to the Lessor; except that Lessee will be entitled to retain any amount awarded to him or her for his or her trade fixtures and moving expenses.

18. TRADE FIXTURES. Any and all improvements made to the premises during the term will belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination, remove all his or her trade fixtures, but will pay for all costs necessary to repair any damage to the premises occasioned by the removal.

19. DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the term, from any cause except acts or omission of Lessee, Lessor will promptly repair the premises, provided that such repairs can be reasonably made within sixty (60) days. Such partial destruction will not terminate this Lease, except that Lessee will be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs interferes with the business of Lessee on the premises. If the repairs cannot be made within sixty (60) days, this Lease may be terminated at the option of either party by giving written notice to the other party within the sixty (60) day period.

20. HAZARDOUS MATERIALS. Lessee will not use, store, or dispose of any hazardous substances upon the premises, except the use and storage of such substances that are customarily used in Lessee's business, and are in compliance with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property. Lessee will be responsible for the cost of removal of any toxic contamination caused by lessee's use of the premises.

21. INSOLVENCY. The appointment of a receiver, an assignment for the benefits of creditors, or the filing of a petition in bankruptcy by or against Lessee, will constitute a breach of this Lease by Lessee.

22. DEFAULT. In the event of any breach of this Lease by Lessee, Lessor may, at his or her option, terminate the Lease and recover from Lessee (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination, (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform his or her obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

         Lessor may, in the alternative, continue this Lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all of Lessor's rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease. If said breach of Lease continues, Lessor may, at any time thereafter, elect to terminate the Lease.

         These provisions will not limit any other rights or remedies which Lessor may have.

23. SECURITY. The security deposit will secure the performance of the Lessee's obligations. Lessor may, but will not be obligated to, apply all or portions of the deposit on account of Lessee's obligations. Any balance remaining upon termination will be returned to Lessee. Lessee will not have the right to apply the security deposit in payment of the last month's rent.

24.  DEPOSIT REFUNDS.  The balance of all deposits will be refunded within three
     (3) weeks (or as otherwise required by law), from date possession is delivered to Lessor or his or her authorized agent, together with a statement showing any charges made against the deposits by Lessor.

25. ATTORNEY FEES. In any action or proceeding involving a dispute between Lessor and Lessee arising out of this Lease, the prevailing party will be entitled to reasonable attorney fees.

26. WAIVER. No failure of Lessor to enforce any term of this Lease will be deemed to be a waiver.

27. NOTICES. Any notice which either party may or is required to give, will be given by mailing the notice, postage prepaid, to Lessee at the premises, or to Lessor at the address shown in Item 2, or at such other places as may be designated in writing by the parties from time to time. Notice will be effective five (5) days after mailing, or on personal delivery, or when receipt is acknowledged in writing.

28. HOLDING OVER. Any holding over after the expiration of this Lease, with the consent of Owner, will be a month-to-month tenancy at a monthly rent of $7,500.00, payable in advance and otherwise subject to the terms of this Lease. as applicable, until either party will terminate the tenancy by giving the other party thirty (30) days written notice.

29.  TIME. Time is of the essence of this Lease.

30. HEIRS, ASSIGNS, SUCCESSORS. This Lease is binding upon and inures to the benefit of the heirs, assigns, and successors of the parties.

31. TAX INCREASE. In the event there is any increase during any year of the term of this Lease in real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this Lease commences, Lessee will pay to Lessor an amount equal to n/a % of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the Lease, the obligation of Lessee will be prorated. Lessee will not be responsible for any tax increase occasioned solely by a sale or transfer of the premises by Lessor.

32. COST OF LIVING INCREASE. The rent provided for in Item 2 will be adjusted effective upon the first day of the month immediately following the expiration of 12 months from date of commencement of the term, and upon the expiration of each 12 months thereafter, in accordance with charges in the U.S. Consumer Price Index for |_| All Urban Consumers (1982-84=100), or |_| (other index) n/a n/a ("CPI"). The monthly rent will be increased to an amount equal to the monthly rent set forth in Item 2, multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date, and the denominator of which is the CPI for the second calendar month preceding the commencement of the Lease term; provided, however, that the monthly rent will not be less than the amount set forth in Item 2.

33. OPTION TO RENEW. Provided that Lessee is not in default in the performance of this Lease, Lessee will have the option to renew the Lease for an additional term of n/a months commencing at the expiration of the initial Lease term. All of the terms and conditions of the Lease will apply during the renewal term, except that the monthly rent will be the sum of $ n/a which will be adjusted after commencement of the renewal term in accordance with the cost of living increase provision set forth in Item 32.

                  The option will be exercised by written notice given to Lessor not less than __ days prior to the expiration of the initial Lease term. If notice is not given within the time specified, this Option will expire.

34. AMERICANS WITH DISABILITIES ACT. The parties are alerted to the existence of the Americans With Disabilities Act, which may require costly structural modifications. The parties are advised to consult with a professional familiar with the requirements of the Act.

35. LESSOR'S LIABILITY. In the event of a transfer of Lessor's title or interest to the property during the term of this Lease, Lessee agrees that the grantee of such title or interest will be substituted as the Lessor under this Lease, and the original Lessor will be released of all further liability, provided, that all deposits will be transferred to the grantee.

36.  ESTOPPEL CERTIFICATE.

          (a) On ten (10) days' prior written notice from Lessor, Lessee will execute, acknowledge, and deliver to Lessor a statement in writing: [1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and [2] acknowledging that there are not, to Lessee's knowledge, any uncured defaults the part of Lessor, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective buyer or encumbrancer of the premises.

          (b) At Lessor's option, Lessee's failure to deliver such statement within such time will be a material breach of this Lease or will be conclusive upon Lessee: [1] that this Lease is in full force and effect, without modification except as may be represented by

               Lessor, [2] that there are no uncured defaults in Lessor's performance; and [3] that not more than one month's rent has been paid in advance.

          (c) If Lessor desires to finance, refinance, or sell the premises, or any part thereof, Lessee agrees to deliver to any lender or buyer designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or buyer. All financial statements will be received by the Lessor or the lender or buyer in confidence and will be used only for the purposes set forth.

37. ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and may be modified only in writing signed by all parties. The following exhibits are a part of this Lease.

Exhibit A:  Additional terms and conditions.
Exhibit B:____________________________________________________________________
Exhibit C:____________________________________________________________________

38.      ADDITIONAL TERMS AND CONDITIONS.

         Attached Exhibit A

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


The undersigned Lessee acknowledges that he or she has thoroughly read and approved each of the provisions contained in this Offer, and agrees to the terms and conditions specified.

Lessee /s/ Lorne Cezar            Date 1/5/2000  Lessee             Date
      -------------------------                        ------------     --------
      AmeriComUSA, by:  Lorne Cezar

Receipt for deposit acknowledged by _______________________________ Date________

                                   ACCEPTANCE

The undersigned Lessor accepts the foregoing Offer and agrees to lease the premises on the terms and conditions set forth above.

NOTICE: The amount or rate of real estate commissions is not fixed by law. They are set by each broker individually and may be negotiable between the owner and broker.

         The Lessor agrees to pay to Richardson Properties, the Broker in this transaction, the sum of $3,150.00 for services rendered and authorizes Broker to deduct said sum from the deposit received from Lessee.

         In the event the Lease is extended for a definite period of time or on a month-to-month basis after expiration of the original term, Lessor will pay to Broker an additional commission of 5% of the total rental for the extended period. This commission will be due and payable at the commencement of the extended period if for a fixed term, or if on a month-to-month basis, at the termination of Lessee's occupancy or one year, whichever is earlier.

         In any action for commission, the prevailing party will be entitled to reasonable attorney fees.

Lessor /s/ Alan Strasbaugh    Date 1-4-00     Lessor___________     Date________
      -----------------------
       Alan Strasbaugh


Lessee acknowledges receipt of a copy of the accepted Lease on (date) __________ [___][___]
(initials)

                             ADDENDUM NO. Exhibit A

To Agreement dated 12/21/99 between Strasbaugh, and AmericomUSA, concerning property located at 825 Buckley Rd, San Luis Obispo.

The parties agree as follows:

These additional terms and conditions are incorporated into the lease agreement:

1- Lease period to be for nine (9) months beginning January 1, 2000 and ending on September 30, 2000 at which time lessee shall vacate the space unless a hold over or a lease extension has been agreed upon by both parties.

2- Rent schedule shall be as follows: $6,000.00 per month for the months January, February, March and $7,500.00 per month for months April, May, June, July, August, & September of the year 2000.

3-   Lease shall include:

         A- The use of the lobby/reception area, including the receptionist and large restrooms for receiving guests. Lessee's employee's shall use the northeast corner access door.

         B-     Use of the TEXAS conference room on a shared basis with lessor.

         C- Use of lessors shipping and receiving facilities including fork lift on a limited basis at lessor's discretion. Lessor's employees will operate the fork lifts.

         D- Lessee shall have use of office furniture (desks, phones, chairs) now in place in the space. Lessee shall have use of the T-1 phone lines. Any additional costs or charges incurred because of Lessee's use of the T-1 lines shall be paid for by Lessee.

         E- Lessor will be responsible for all electricity, heating, air conditioning, building maintenance, building insurance and taxes imposed on lessor's property. Lessor will not be responsible for any phone charges or costs incurred by lessee.

4- Parking: Lessee will share with lessor, parking on the east side of the facility. Lessee will not use parking on the south or west sides of the facility.

5- Janitorial services: Lessor will not pay for or provide janitorial services for lessee's space. Lessee shall maintain lessee's space in a clean condition.

6- Unless otherwise agreed upon by lessee and lessor, lessee shall vacate the space no later then October 7, 2000.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

This Addendum, upon its execution by both parties, is made a part of the above Agreement.

Seller/Lessor /s/ Strasbaugh                                    Date 1-5-00
             ----------------------------------------------
                           Strasbaugh
Seller/Lessor                                                   Date
             -----------------------------------------------        ------------

Buyer/Lessee /s/ Robert M. Cezar for AmericomUSA, Inc.          Date 1-5-2000
            ------------------------------------------------
                           AmericomUSA
Buyer/Lessee                                                    Date
            -------------------------------------------------       ------------